                                                                  EXHIBIT 10.2


                             AMENDMENT NUMBER ONE
                                    TO THE
                             EMPLOYMENT AGREEMENT
                                    BETWEEN
                                PROVIDENT BANK
                                      AND
                                GEORGE STRAYTON


     WHEREAS, Provident Bank ("Bank") and George Strayton ("Mr. Strayton") entered into an employment agreement ("Agreement") on the 25th day of January, 1996; and

     WHEREAS, in connection with the reorganization of the Bank into the mutual holding company form as the subsidiary of Provident Bancorp, Inc., a mid-tier stock holding company ("Company"), the Bank and Mr. Strayton wish to amend the Agreement in certain respects; and

     WHEREAS, Section 24 of the Agreement provides that no modification of the Agreement shall be valid unless in writing and signed by the parties to the Agreement.

     NOW THEREFORE, BE IT RESOLVED, that the Agreement shall be amended in accordance with this Amendment Number One, signed by all parties to the Agreement as modified, in the manner set forth below:

1.   All references to "Bank" shall refer to "Provident Bank."

2. The introductory Paragraph to the Agreement shall be revised by adding the following sentence to the end thereof:

     "Provident Bancorp, Inc. ("Company") is a party to this Agreement for the sole purpose of guaranteeing the Bank's performance hereunder."

3. Section 2 entitled "Employment Period" shall be amended by revising sub-section "(a)" to read as follows:

     "Except as otherwise provided in this Agreement to the contrary, the terms and conditions of this Agreement shall be and remain in effect during the period of employment ("Employment Period") established under this Section
     2. The Employment Period shall be for a term commencing on the date of this Agreement and ending on the third anniversary of the date of this Agreement provided, however, that on each day after the date of this Agreement, the Agreement shall automatically renew so that the remaining term shall be thirty-six (36) months, and; provided, further, that commencing on each annual anniversary of the date of this Agreement (the date of each annual anniversary hereof shall be hereinafter referred to as the "Anniversary Date"), unless the Employment Period has been previously terminated, the Board shall, at least 60 days prior to each such

     Anniversary Date, conduct a comprehensive performance evaluation and review of Mr. Strayton's performance for purposes of determining whether to extend the Agreement and the results thereof shall be included in the minutes of the Board meeting. The Board shall give Mr. Strayton notice of its decision whether or not to extend the Employment Period at least 60 days prior to the Anniversary Date, and if such notice is that the Employment Period shall not be extended (a "Non-Renewal Notice"), the Employment Period shall not be extended. In such case, Mr. Strayton's employment shall cease at the end of thirty-six (36) months following such Anniversary Date.

4. The Agreement shall be modified to replace the term "Renewal Date" with the term "Anniversary Date" in each place that it appears therein.

5. Section 8(b)(vi) shall be amended by adding the following language to the end of the last sentence thereof:

     "and provided that the lump sum payment determined above shall be increased by an amount necessary to satisfy any federal, state and local income taxes or Medicare taxes which become due as a result of such payment, in accordance with Section 8(c) below;"

6. Section 8(b)(vii) shall be amended by adding the following language to the end of the last sentence thereof::

     "and provided that the lump sum payment determined above shall be increased by an amount necessary to satisfy any federal, state and local income taxes or Medicare taxes which become due as a result of such payment, in accordance with Section 8(c) below;"

7. Section 8(b)(viii) shall be amended by adding the following language to the end of the last sentence thereof:

     "and provided that the lump sum payment determined above shall be increased by an amount necessary to satisfy any federal, state and local income taxes or Medicare taxes which become due as a result of such payment, in accordance with Section 8(c) below;"

8. Section 8(b)(ix) shall be amended by deleting the language set forth therein and replacing it with the following:

          "(ix)     within 60 days (or within such shorter period to the extent that information can reasonably be obtained) following his termination of employment with the Bank, a lump sum payment in an amount equal to three times the average of the prior three years incentive compensation earned or received by him under all incentive compensation plans or programs adopted by the Bank, including but not limited to, the Management Incentive Program; and"

9. Section 8 shall be amended by adding new sub-section 8(b)(x) to the end thereof:

     "(ix) the vesting of all remaining options awarded to Mr. Strayton under any stock option plan and/or stock awards under any management recognition plan adopted by the Bank or the Company."

10. Section 8 (b) shall be amended by removing the flush language at the end thereof (which begins "Notwithstanding the foregoing, to the extent required...") and inserting such language in new Sub-section 8(e)."


11. Sub-section 8(c) shall be amended by substituting "three years" for "two years" in the next to the last line thereof.


12. New Sub-section 8(d) shall be added to the Agreement, which shall read as follows:

     "(c) In the event that Mr. Strayton becomes entitled to a benefit under Sections 8(b)(vi), (vii) or (viii) (collectively, the "Retirement Plan Replacement Benefit"), the Bank shall pay Mr. Strayton an additional payment under such Sections, as set forth therein, in order to compensate for the additional income and Medicare taxes that become due and owing as a result of such Retirement Plan Replacement Benefit. The additional amount, subject to applicable withholding requirements under state or federal law, shall equal:

          (i) the sum of the highest marginal federal, state and local income tax rate and Medicare tax rate multiplied by the Retirement Plan Replacement Benefit, and

          (ii) such additional amount (tax allowance) as may be necessary to compensate Mr. Strayton for the payment of federal, state and local income taxes and Medicare taxes on the payment provided under Clause (i) and on any payments under this Clause (ii). In computing such tax allowance, the payments to be made under Clause (i) shall be multiplied by the "gross up percentage" ("GUP"). The GUP shall be determined as follows:

                                    Tax Rate
                         GUP =   ------------------
                                  1 - Tax Rate

               The "Tax Rate" for purposes of computing the GUP shall be the highest marginal federal, state and local income tax rate and the highest Medicare tax rate, applicable to Mr. Strayton in the year in which the payment made under Clause (i) is made."

13. Section 9 shall be amended by adding the following language to the end thereof:

     "For purposes of this Section 9, no act or failure to act, on the part of Mr. Strayton, shall be considered "willful" unless it is done, or omitted to be done, by Mr. Strayton in bad faith or without reasonable belief that Mr. Strayton's action or omission was in the best interests of the Company and the Bank. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Company or the Bank shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company and the Bank. The cessation of employment of Mr. Strayton shall not be deemed to be for "Cause" within the meaning of Section 9(a) unless and until there shall have been delivered to Mr. Strayton a copy of a resolution duly adopted by the affirmative vote of three-fourths of the members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Mr. Strayton and Mr. Strayton is given an opportunity, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Mr. Strayton is guilty of the conduct described in Section 9(a) above, and specifying the particulars thereof in detail."

14. Section 10(a) of the Agreement shall be deleted and the following substituted therefor:

     "(a) For purposes of this Agreement, the term "Change in Control" shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner"(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan or trust; or
(b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror."

15. New Section 26 shall be added to the end of the Agreement and shall state as follows:

     "Section 26.  Source of Payments
                   ------------------

     "All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Mr. Strayton and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

16.  In all other respects the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties to the Agreement and the Company have caused this Amendment Number One to be executed as of the _______ day of ___________, 1998.

WITNESS                             EXECUTIVE


---------------------------------   ----------------------------------
(Name)                              (Name)


ATTEST:                             PROVIDENT BANK



By:                                 By:
   ------------------------------      -------------------------------
   Secretary                           President


ATTEST:                             PROVIDENT BANCORP, INC.



By:                                 By:
   ------------------------------      -------------------------------
   Secretary                           President

                             EMPLOYMENT AGREEMENT


                                by and between


                         PROVIDENT SAVINGS BANK, F.A.


                                      and


                                GEORGE STRAYTON


                           -------------------------


                          Made and Entered Into As Of
                               January 25, 1996

                             EMPLOYMENT AGREEMENT
                             --------------------

          This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 25th day of January, 1996, by and between PROVIDENT SAVINGS BANK, F.A., a savings bank organized and existing under the laws of the State of New York and having its executive offices at 400 Rella Boulevard, Montebello, New York 10901 ("Bank"), and GEORGE STRAYTON, residing at 606 Knollwood Court, Valley
Cottage, New York  10989 ("Mr. Strayton").

                                  WITNESSETH:

          WHEREAS, Mr. Strayton is currently serving as President and Chief Executive Officer of the Bank; and

          WHEREAS, the Board of Directors of the Bank ("Board") considers the continued availability of Mr. Strayton's services to be important to the successful management, and conduct of the Bank's business and desires to secure for itself the continued availability of his services; and

          WHEREAS, for purposes of securing for the Bank Mr. Strayton's services, the Board has approved and authorized the execution of this Agreement with Mr. Strayton on the terms and conditions set forth herein; and

          WHEREAS, Mr. Strayton is willing to continue to make his services available to the Bank on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the Bank and Mr. Strayton hereby agree as follows:

     Section 1. Employment.
                ----------

          The Bank hereby agrees to continue the employment of Mr. Strayton, and Mr. Strayton hereby agrees to continue such employment, during the period and upon the terms and conditions set forth in this Agreement.

     Section 2. Employment Period.
                -----------------

          (a) Except as otherwise provided in this Agreement to the contrary, the terms and conditions of this Agreement shall be and remain in effect during the period of employment ("Employment Period") established under this section 2. The Employment Period shall be for a term commencing on the date of this Agreement and ending on the third anniversary of the date of this Agreement; provided however that commencing on the date one year after the date of this Agreement and on each annual anniversary of such date (such date of each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless the Employment Period has been previously terminated, the Board shall, at least 60 days prior to each such Renewal Date, review and determine whether or not to approve a one-year extension of the Employment Period, and such Board shall give Mr. Strayton notice of its decision whether or not to extend the Employment Period at least 60 days prior to the Renewal Date, and if such notice is that the Employment Period shall not be extended (a "Non-Renewal Notice"), the Employment Period shall not be extended.

         (b) Notwithstanding anything herein contained to the contrary: (i) Mr. Strayton's employment with the Bank may be terminated by the Bank or Mr. Strayton during the Employment Period, subject to the terms and conditions of this Agreement; and (ii) nothing in this Agreement shall mandate or prohibit a continuation of Mr. Strayton's employment following the expiration of the Employment Period upon such terms and conditions as the Board and Mr. Strayton may mutually agree.

          (c) If Mr. Strayton's employment with the Bank is terminated under circumstances described in section 8(a), the term "unexpired Employment Period" in section 8(a) shall mean the period of time commencing on the date of such termination and ending on the last day of the Employment Period.

          (d) Notwithstanding anything contained in this section 2 to the contrary, in the event of a Change of Control of the Bank as defined in Section 10, the Employment Period shall be extended until the third anniversary of the Change of Control Date; provided however that commencing on the date one year
                        -------- -------
after the Change of Control Date and on each anniversary of such date (such date and each annual anniversary thereof shall also be hereinafter referred to as the "Renewal Date"), unless the Employment Period has been previously terminated, the Board shall, at least 60 days prior to each Renewal Date, review and determine whether or not to approve a one year extension of the Employment Period so that the Employment Period terminates three years from such Renewal Date, and the Bank shall give Mr. Strayton notice of the Board's decision whether or not to extend the Employment Period at least 60 days prior to the Renewal Date, and if such notice is that the Employment Period shall not be extended (a "Non-Renewal Notice"), the Employment Period shall not be extended.

     Section 3. Duties.
                ------

          Mr. Strayton shall: (a) devote his full business time and attention (other than during weekends, holidays, vacation periods, and periods of illness, disability or approved leave of absence) to the business and affairs of the Bank and use his best efforts to advance the Bank's interests; (b) if duly appointed or elected, serve as President and Chief Executive Officer of the Bank and a director of the Bank; and (c) perform such duties not inconsistent with his title and office as may be assigned to him by or under the authority of the Board. Mr. Strayton shall have such authority as is necessary or appropriate to carry out his assigned duties. Mr. Strayton shall be entitled to a minimum of five weeks of vacation time each year during the Employment Period.

     Section 4. Compensation.
                ------------

          In consideration for the services rendered by Mr. Strayton under this Agreement, the Bank shall pay to Mr. Strayton a salary at an annual rate equal to the greatest of:

          (a)  $238,000; or

          (b) such higher annual rate as may be prescribed by or under the authority of the Board; or

          (c) for each calendar year that begins on or after the date on which a Change of Control Date, as defined in section 10, occurs, the product of Mr. Strayton's annual rate of salary in effect immediately prior to such calendar year, multiplied by the greatest of:

               (i)    1.06;

               (ii) the quotient of (A) the U.S. City Average All Items Consumer Price Index for All Urban Consumers (or, if such index shall cease to be published, such other measure of general consumer price levels as the Board may, in good faith, prescribe) for October of the immediately preceding calendar year, divided by (B) the U.S. City Average All Items Consumer Price Index for All Urban Consumers (or, if such index shall cease to be published, such other measure of general consumer price levels as the Board may, in good faith, prescribe) for October of the second preceding calendar year; and

               (iii) the quotient of (A) the average annual rate of salary, determined as of the first day of such calendar year, of the officers of the Bank (other than Mr. Strayton) who are assistant vice presidents or more senior officers, divided by (B) the average annual rate of salary, determined as of the first day of the immediately preceding calendar year, of the officers of the Bank (other than Mr. Strayton) who are assistant vice presidents or more senior officers;

provided however that in no event shall Mr. Strayton's annual rate of salary
-------- -------
under this Agreement in effect at a particular time be reduced without his prior written consent. The annual rate of salary payable under this section 4 shall be paid in approximately equal installments in accordance with the Bank's customary payroll practices.

     Section 5. Employee Benefit Plans and Programs.
                -----------------------------------

          Except as otherwise provided in this Agreement, Mr. Strayton shall, during the Employment Period, be treated as an employee of the Bank and be entitled to participate in and receive benefits under the Bank's Defined Benefit Pension Plan, 401(k) Plan, Management Incentive Program, Supplemental Executive Retirement Plan, group life, health (including hospitalization, medical and major medical), prescription drug, dental and long term disability insurance and such other employee benefit plans and programs, including but not limited to any other incentive compensation plans or programs (whether or not employee benefit plans or programs), as the Bank may maintain from time to time, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and in accordance with the Bank's customary practices to the extent maintained by the Bank, provided that he is a member of the class of employees authorized to participate in such plans or programs.

     Section 6. Outside Activities and Board Memberships.
                ----------------------------------------

          During the term of this Agreement, Mr. Strayton shall not, directly or indirectly, provide services on behalf of any competitive financial institution, any insurance company or agency, any mortgage or loan broker or any other competitive entity or on behalf of any subsidiary or affiliate of any such competitive entity, as an employee, consultant, independent contractor, agent, sole proprietor, partner, joint venturer, corporate officer or director; nor shall Mr. Strayton acquire by reason of purchase during the term of this Agreement the ownership of more than 5% of the outstanding equity interest in any such competitive entity. In addition, during the term of this Agreement, Mr. Strayton shall not, directly or indirectly, acquire a beneficial interest in any real estate in which the Bank, directly or indirectly, also has a beneficial interest, or engage in any joint venture in real estate with the Bank. Subject to the foregoing, and to Mr. Strayton's right to continue to serve as an officer and/or director or trustee of any business organization as to which he was so serving on the effective date of this Agreement (including the Community Bankers of New York State, Jawonio, Rockland County BSA, Rockland Economic Development Corporation, Historical Society of Rockland, Saint Thomas Aquinas College, the Federal Home Loan Bank of New York in which he serves in a paid position, Rockland County Bankers Association and Rockland County Business Association), Mr. Strayton may serve on boards of directors of unaffiliated corporations, subject to Board approval, which shall not be unreasonably withheld, and such service shall be presumed for these purposes to be for the benefit of the Bank. In addition, the parties contemplate that Mr. Strayton will continue to engage in activities consistent with his leadership role in state and local civic affairs, inclusive of active participation in trade and financial institution organizations. Except as specifically set forth herein, Mr. Strayton may engage in personal business and investment activities, including real estate investments and personal investments in the stocks, securities and obligations of other financial institutions. Notwithstanding the foregoing, in no event shall Mr. Strayton's outside activities, services, personal business and investments materially interfere with the performance of his duties under this Agreement.

     Section 7. Working Facilities and Expenses.
                -------------------------------

          Mr. Strayton's principal place of employment shall be at the Bank's principal executive offices at the address first above written, or at such other office of the Bank in Rockland County as the Board shall, in its sole discretion, deem to be in the best interest of the Bank, or at such other location as the Board and Mr. Strayton may mutually agree upon; provided that Mr. Strayton's place of employment shall be at the Bank's principal executive offices. The Bank shall not be entitled to transfer Mr. Strayton to an office that is not located in Rockland County without Mr. Strayton's consent, which may be withheld in his sole discretion. The Bank shall provide Mr. Strayton, at his principal place of employment, with a private office, stenographic services and other support services and facilities suitable to his position with the Bank and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Bank shall provide Mr. Strayton with an automobile suitable to the position of President and Chief Executive Officer of the Bank, and such automobile may be used by Mr. Strayton in carrying out his duties under this Agreement, including commuting between his residence and his principal place of employment, and other personal use. The Bank shall reimburse Mr. Strayton for the cost of maintenance and servicing such automobile and for insurance, gasoline and oil for such automobile. The Bank shall reimburse Mr. Strayton for his ordinary and necessary business expenses, including, without limitation, fees for memberships in the Rockland Country Club, such other clubs and organizations as Mr. Strayton and the Board shall mutually agree are necessary and appropriate for business purposes, and travel and entertainment expenses, incurred in connection with the performance of his duties under this Agreement, upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require. Except as provided in section 17, Mr. Strayton shall be responsible for the payment of any taxes on account of his personal use of the automobile provided by the Bank and on account of any other benefit provided herein.

     Section 8. Termination of Employment with Bank Liability.
                ---------------------------------------------

          (a) In the event that Mr. Strayton's employment with the Bank shall terminate during the Employment Period on account of:

     (i) Mr. Strayton's voluntary resignation from employment with the Bank within one year following:

          (A) the failure of the Bank's Board to appoint or re-appoint or elect or re-elect Mr. Strayton to the offices of President and Chief Executive Officer of the Bank, or both;

          (B) the failure to elect or re-elect Mr. Strayton as a director of the Bank;

          (C) a material adverse change made by the Bank in Mr. Strayton's functions, duties, or responsibilities in his position as President and Chief Executive Officer of the Bank, which the Bank fails to cure within 30 days following written notice thereof from Mr. Strayton;

          (D) a material breach of this Agreement by the Bank, which the Bank fails to cure within 30 days following written notice thereof from Mr. Strayton; or

          (E)  a Change of Control Date of the Bank as defined in section 10; or

     (ii) the discharge of Mr. Strayton by the Bank for any reason other than for "cause" as defined in section 9(a); or

     (iii) the termination of Mr. Strayton's employment with the Bank as a result of Mr. Strayton's "total and permanent disability" which, for purposes of this Agreement, shall apply only if a majority of the members of the Board acting in good faith determine that, based upon competent and independent medical evidence presented by a physician or physicians agreed upon by the parties, Mr. Strayton's physical or mental condition is such that he is totally and permanently incapable of engaging in any substantial gainful employment based upon his education, training and experience;

then the Bank shall provide the benefits and pay to Mr. Strayton the amounts provided for under section 8(b).

          (b) Upon the termination of Mr. Strayton's employment with the Bank under circumstances described in section 8(a) of this Agreement, the Bank shall pay and provide to Mr. Strayton (or, in the event of his death, to his surviving spouse or such other beneficiary as Mr. Strayton may designate in writing, or if there is neither, to his estate):

     (i) his earned but unpaid salary as of the date of the termination of his employment with the Bank;

     (ii) the benefits, if any, to which he is entitled as a former employee under the Bank's employee benefit plans and programs and compensation plans and programs;

     (iii) continued group life, health (including hospitalization, medical and major medical), prescription drug, dental and long term disability insurance benefits, in addition to those provided pursuant to section 8(b)(ii), if and to the extent necessary to provide for Mr. Strayton, for the remaining unexpired Employment Period, coverage equivalent to the coverage to which he would have been entitled if he had continued working for the Bank during the remaining unexpired Employment Period at the highest annual rate of salary achieved during the Employment Period;

     (iv) if and to the extent not already provided under sections 8(b)(ii) and 8(b)(iii), health (including hospitalization, medical and major medical) insurance benefits and life insurance coverage, during his lifetime and his spouse's lifetime, equivalent to the greater of (A) the coverage provided on the date of this Agreement to retirees of the Bank who had retired on normal retirement or (B) the coverage provided at the date of Mr. Strayton's termination of employment with the Bank to retirees of the Bank who retire on normal retirement;

     (v) within thirty (30) days following his termination of employment with the Bank, a lump sum payment, as liquidated damages, in an amount equal to the sum of (A) the present value of the salary that Mr. Strayton would have earned (but offset by any payments made under any short-term or long-term disability plan or program maintained by the Bank) if he had continued working for the Bank during the remaining unexpired Employment Period (assuming, if a Change of

        Control Date as defined in section 10 has occurred, that the annual increases under section 4(c)(i) would apply) and (B) the present value of any fees that he would have received as a member of the Board of Directors of the Bank if he had continued as a director of the Bank during the remaining unexpired Employment Period, where such present values are to be determined using a discount rate of 6%, such lump sum to be paid in lieu of all other payments of salary and directors fees provided for under this Agreement in respect of the period following any such termination and to be payable without proof of damages and without regard to Mr. Strayton's efforts, if any, to mitigate damages;

(vi) within 60 days (or within such shorter period to the extent that information can be reasonably be obtained) following his termination of employment with the Bank, a lump sum payment in an amount equal to the excess, if any, of: (A) the present value of the benefits to which he would be entitled under the Bank's Defined Benefit Pension Plan (and any other defined benefit plan maintained by the Bank) if he had the additional years of service that he would have had if he had continued working for the Bank during the remaining unexpired Employment Period earning the salary that would have been paid during the remaining unexpired Employment Period (assuming, if a Change of Control Date as defined in section 10 has occurred, that the annual salary increases under section 4(c)(i) would apply), determined as if each such plan had continued in effect without change in accordance with its terms as of the day prior to his actual date of his Termination and as if such benefits were payable beginning on the first day of the month coincident with or next following his actual date of his termination, over (B) the present value of the benefits to which he is actually entitled under the Bank's Defined Benefit Pension Plan (and any other defined benefit plan maintained by the Bank) as of the date of his termination, where such present values are to be determined using a discount rate of 6% and the mortality tables prescribed under section 72 of the Internal Revenue Code of 1986 ("Code");

(vii) within 60 days (or within such shorter period to the extent that information can be reasonably be obtained) following his termination of employment with the Bank, a lump sum payment in an amount equal to the present value of the Bank's contributions that would have been made on his behalf under the Bank's 401(k) Plan (and any other defined contribution plan maintained by the Bank) if he had continued working for the Bank during the remaining unexpired Employment Period earning the salary that would have been achieved during the remaining unexpired Employment Period (assuming, if a Change of Control Date as defined in section 10 has occurred, that the annual salary increases under section 4(c)(i) would apply) and making the maximum amount of employee contributions permitted, if any, under such plan or plans, where such present values are to be determined using a discount rate of 6%;

(viii) within 60 days (or within such shorter period if to the extent that can be reasonably be obtained) following his termination of employment with the Bank, a lump sum payment in an amount equal to the excess, if any, of (A) the present value of the benefits to which he would be entitled under the Supplemental

          Executive Retirement Plan (and any other excess benefit plan within the meaning of section 3(36) of the Employee Retirement income Security Act of 1974, as amended, or any deferred compensation plan for management or highly compensated employees that are maintained by the Bank), if he had continued working for the Bank during the remaining unexpired Employment Period earning the salary that would have been achieved during the remaining unexpired Employment Period (assuming, if a Change of Control Date as defined in section 10 has occurred, that the annual salary increases under section 4(c)(i) would apply), determined as if each such plan had continued in effect without change in accordance with its terms as of the day prior to his actual date of his termination and as if such benefits were payable beginning on the first day of the month coincident with or next following his actual date of his termination, over (B) the present value of the benefits to which he is actually entitled under any such plan, as of the date of his termination of employment with the Bank, where such present values are to be determined using a discount rate of 6% and the mortality tables prescribed under section 72 of the Code; and

     (ix) the payments that would have been made to Mr. Strayton under all incentive compensation plans and programs adopted by the Bank, including the Management incentive Program, if he had continued working for the Bank during the remaining unexpired Employment Period and had earned an incentive award in each calendar year that ends during the remaining unexpired Employment Period in an amount equal to the product of (A) the maximum percentage rate of incentive compensation award (as a percentage of base salary) for the previous three years under such incentive compensation plans and programs, multiplied by (B) the salary that would have been paid to Mr.
          Strayton during each such calendar year (assuming, if a Change of Control Date as defined in section 10 has occurred, that the annual salary increases under section 4(c)(i) would apply), such payments to be made at the same time and in the same manner as payments are made to other officers of the Bank pursuant to the terms of such incentive compensation plans and programs; provided, however, that payments
                                           --------  -------
          under this section 8(b)(ix) shall not be made to Mr. Strayton for any year in which no incentive compensation payments are made to any of the Bank's officers as a result of the performance of the Bank; provided, further, that, if a Change of Control Date as defined in
          --------  -------
          section 10 has occurred, payments shall be made to Mr. Strayton under this section 8(b)(ix) during each calendar year without regard to whether such payments are made to any of the Bank's officers and without regard to whether such incentive compensation plans and programs have been amended or terminated, in an amount that is not less than the product of (A) the maximum percentage rate at which an award was ever available to Mr. Strayton under such incentive compensation plans and programs, multiplied by (B) the salary that would have been paid to Mr. Strayton during each such calendar year (assuming that the annual salary increases under section 4(c)(i) would apply).


Notwithstanding the foregoing, to the extent required by regulations or interpretations of the Office of Thrift Supervision, all payments under the Agreement shall not exceed three times Mr. Strayton's average annual compensation over the most recent five taxable years. The Bank and

Mr. Strayton hereby stipulate that the damages which may be incurred by Mr. Strayton following any such termination of employment are not capable of accurate measurement as of the date first above written and that such liquidated damages constitute reasonable damages under the circumstances.

          (c) If the Bank gives Mr. Strayton a Non-Renewal Notice, or if the Bank does not extend the Employment Period at least 60 days prior to any Renewal Date as described in Section 2 of the Agreement, Mr. Strayton may resign from the employment of the Bank at any time after such an event. In such a case, (i) the Bank shall pay to Mr. Strayton severance benefits in a lump sum in cash within 30 days after such resignation equal to the amounts described in Section 8(b) of the Agreement (except that the maximum number of years that may be taken into account under Section 8(b)(v), (vi), (vii), (viii) and (ix) shall be two years), and (ii) the Bank shall provide the benefits described in Section 8(b)(ii), (iii) and (iv).

     Section 9. Termination without Additional Bank Liability.
                ---------------------------------------------

          In the event that Mr. Strayton's employment with the Bank shall terminate during the Employment Period on account of:

     (a) the discharge of Mr. Strayton for "cause", which, for purposes of this Agreement, shall mean a discharge because the Board determines, by the affirmative vote of a majority of its members acting in good faith, that Mr. Strayton:

          (i) has intentionally failed to perform his assigned duties under this Agreement;

          (ii) has intentionally engaged in dishonest or illegal conduct in connection with his performance of services for the Bank or has been convicted of a felony;

          (iii) has willfully violated, in any material respect, any law, rule, regulation, written agreement or final cease-and-desist order with respect to his performance of services for the Bank, as determined by the Board; or

          (iv) has intentionally breached the material terms of this Agreement;

          provided, however, that on and after the earliest date on which a
          --------  -------
          Change of Control Date as defined in section 10 occurs, such a determination shall require the affirmative vote of at least three-fourths of the members of the Board acting in good faith and such vote shall not be made prior to the expiration of a 60 day period following the date on which the Board shall, by written notice to Mr. Strayton, furnish to him a statement of its grounds for proposing to make such determination, during which period Mr. Strayton shall be afforded a reasonable opportunity to make oral and written presentations to the members of the Board, and to be represented by his legal counsel at such presentations, to refute the grounds for the proposed determination;

     (b) Mr. Strayton's voluntary resignation from employment with the Bank for reasons other than those specified in section 8(a)(i) or 8(c); or

     (c)  Mr. Strayton's death;

then the Bank shall have no further obligations under this Agreement, other than the payment to Mr. Strayton of his earned but unpaid salary as of the date of the termination of his employment, and the provision of such other benefits, if any, to which he is entitled as a former employee under the Bank's employee benefit plans and programs and compensation plans and programs.

     Section 10. Change of Control.
                 -----------------

          (a) For purposes of this Agreement, the term "Change of Control of the Bank" shall mean any of the following events:

          (i) if the Bank converts to a stock-form savings bank, bank, savings and loan association or other financial institution, the occurrence of any event if, immediately following such event, at least 50% of the members of the Board do not belong to any of the following groups:

                 (A) individuals who were members of the Board immediately prior to the conversion of the Bank to stock-form; or

                 (B) individuals who first became members of the Board after the Bank's conversion to stock-form either:

                      (I) upon election to serve as a member of the Board by affirmative vote of a majority of the members of the Board, or a nominating committee thereof, in office at the time of such first election; or

                      (II) upon election by the Bank's shareholders to serve as
                           a member of the Board, but only if nominated for election by affirmative vote of a majority of the members of the Board, or a nominating committee thereof, in office at the time of such first nomination; or

          (ii) the reorganization, merger or consolidation of the Bank with one or more other savings banks, banks, savings and loan associations or other financial institutions or other entities, other than a transaction following which a majority of the members of the Board of the resulting organization were members of the Bank's Board immediately prior to the reorganization;

          (iii) if the Bank converts to a stock-form savings bank, bank, savings and loan association or other financial institution, the acquisition of legal or beneficial ownership of substantially all of the assets of the Bank or of more than twenty-five percent of the voting shares of the Bank, by any person or entity, or by any persons or entities acting in concert.

Notwithstanding the foregoing, no Change of Control of the Bank shall be deemed to have occurred solely by reason of the reorganization of the Bank pursuant to which the Bank becomes a wholly owned subsidiary of a bank holding company ("Holding Company"); provided, that, immediately following such reorganization,
                     --------
a majority of the board of directors of the Holding Company is comprised of individuals who were directors of the Bank immediately prior to the reorganization. If the Bank is reorganized as specified in the preceding sentence, then, following such reorganization, a Change of Control of the Bank shall be deemed to have occurred if any of the events specified in subsections
(i) or (ii) of this section 10 would have occurred if the words "the Bank or the Holding Company" were substituted for the words "the Bank" and the word "Board" referred equally to the board of trustees or directors of the Bank or the Holding Company. Notwithstanding the foregoing provisions of this section 10, no Change of Control of the Bank shall be deemed to have occurred by reason of any reorganization, merger or consolidation of the Bank, any acquisitions of assets or stock of the Bank, or any changes in the membership of the Bank's Board, if any such event, acquisition or change is, directly or indirectly, a result of actions taken by the Office of Thrift Supervision ("OTS"), the Federal Deposit Insurance Corporation ("FDIC"), or any other appropriate federal or state banking regulator, because such regulator has (1) determined that the Bank is insolvent or that grounds exist for the appointment of a conservator or receiver, (2) determined that the Bank is operating in an unsafe or unsound banking condition, or (3) caused the event, acquisition or change to occur because of a violation, in any material respect, of any banking law or regulation, rule, written agreement or final cease-and-desist order.

          (b) For purposes of this Agreement, the term "Change of Control Date" shall mean the first date during the Employment Period on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if Mr. Strayton's employment with the Bank is terminated and if it is reasonably demonstrated by Mr. Strayton that such termination of Employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Change of Control Date" shall mean the date immediately prior to the date of such termination of employment.

     Section 11. Covenant Not To Compete.
                 -----------------------

          Mr. Strayton hereby covenants and agrees that for a period of one (1) year following the date of his termination of employment with the Bank, if such termination occurs prior to the end of the Employment Period, he shall not, without the written consent of the Board, become an officer, employee, consultant, director independent contractor, agent, sole proprietor, partner or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, insurance company or agency, any mortgage or loan broker or any other entity competing with the Bank or its affiliates if such position entails working in (or providing services in) Rockland or Orange Counties; provided, however, that this section 11 shall not
                             --------  -------
apply if Mr. Strayton's employment is terminated for the reasons set forth in section 8(a) or 8(c).

     Section 12. Additional Termination and Suspension Provisions.
                 ------------------------------------------------

          (a) If Mr. Strayton is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, as amended (12 U.S.C. 1818(e)(3) and (g)(1)), all obligations of the Bank under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Mr. Strayton all of the compensation withheld while the Bank's obligations under this Agreement were suspended and (ii) reinstate (in whole) any of the Bank's obligations which were suspended, and in exercising such discretion, the Bank shall consider the facts and make a decision promptly following such dismissal of charges and act in good faith in deciding whether to pay any withheld compensation to Mr. Strayton and to reinstate any suspended obligations of the Bank.

          (b) If Mr. Strayton is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, as amended (12 U.S.C. 1818 (e)(4) or (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

          (c) if the Bank is in default, as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, as amended (12 U.S.C. 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the parties.

          (d) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, (i) by the Director of the OTS (the "Director") or his or her designee, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, as amended; or
(ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

          (e) If any regulation applicable to the Bank shall hereafter be adopted, amended or modified, or if any new regulation applicable to the Bank and effective after the date of this Agreement:

          (i) shall require the inclusion in this Agreement of a provision not presently included in this Agreement, then the foregoing provisions of this section 12 shall be deemed amended to the extent necessary to give effect in this Agreement to any such amended, modified or new regulation; and

          (ii) shall permit the exclusion of a limitation in this Agreement on the payment to Mr. Strayton of an amount or benefit provided for presently in this Agreement, then the foregoing provisions of this section 12 shall be deemed amended to the extent permissible to exclude from this Agreement any such limitation previously required to be included in this Agreement by a regulation prior to its amendment, modification or repeal.

     Section 13. No Effect on Employee Benefit Plans or Programs.
                 -----------------------------------------------

          Except as expressly provided in this Agreement, the termination of Mr. Strayton's employment during the term of this Agreement or thereafter, whether by the Board or by Mr. Strayton, shall have no effect on the rights and obligations of the parties hereto under the Bank's Defined Benefit Pension Plan, 4O1(k) Plan, Supplemental Executive Retirement Plan, Management Incentive Program, group life, health (including basic hospitalization and major medical), prescription drug, dental and long term disability insurance plans or such other employee benefit plans or programs, including but not limited to any incentive compensation plans or programs (whether or not employee benefit plans or programs) as the Bank may maintain from time to time.

     Section 14. Successors and Assigns.
                 ----------------------

          This Agreement will inure to the benefit of and be binding upon Mr. Strayton, his legal representatives and testate or intestate distributees, and the Bank, its successors and assigns, including any successor by merger or consolidation or conversion to stock form or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Bank may be sold or otherwise transferred. Any such successor of the Bank shall be deemed to have assumed this Agreement and to have become obligated hereunder to the same extent as the Bank, and Mr. Strayton's obligations hereunder shall continue in favor of such successor.

     Section 15. Notices.
                 -------

          Any communication to a party required or permitted under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or received by overnight carrier, or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such patty at the address listed below or at such other address as one such patty may by written notice specify to the other party:


          If to Mr. Strayton:

            Mr. George Strayton
            606 Knollwood Court
            Valley Cottage, New York 10989

          If to the Bank:

            Provident Savings Bank, F.A.
            400 Rella Boulevard
            Montebello, New York 10901

            Attention:  Chairman of the Board of Directors

     Section 16. Settlement Indemnification and Attorneys' Fees.
                 -----------------------------------------------

          The Bank's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Bank may have against Mr. Strayton or others. In no event shall Mr. Strayton be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Mr. Strayton under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Mr. Strayton obtains other employment.

          (b) Unless it is determined that a claim made by Mr. Strayton was either frivolous or made in bad faith, the Bank agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which Mr. Strayton may reasonably incur as a result of or in connection with his consultation with legal counsel or arising out of any action, suit, proceeding or contest (regardless of the outcome thereof) by the Bank, Mr. Strayton or others regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Mr. Strayton about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in section 7872(f)(2)(A) of the Code.

          (c) The Bank shall indemnify, hold harmless and defend Mr. Strayton for all acts or omissions taken or not taken by him in good faith while performing services for the Bank to the same extent and upon the same terms and conditions as other similarly situated officers and directors of the Bank. If and to the extent that the Bank maintains, at any time during the Employment Period, an insurance policy covering the other officers and directors of the Bank against lawsuits, the Bank shall use its best efforts to cause Mr. Strayton to be covered under such policy upon the same terms and conditions as other similarly situated officers and directors.

     Section 17. Excise Tax.
                 ----------

          (a) This section 17 shall apply if at the relevant date and during the six-month period ending on tile relevant date, the Bank was in compliance with all applicable minimum capital requirements imposed upon the Bank by federal or state regulatory authorities, taking into account any phase-in period, grandfather rights or similar provisions that are applicable to the Bank. For purposes of the preceding sentence, the term "relevant date" shall mean the day before the date on which the change "in the ownership or effective control" of the Bank or "in the ownership of a substantial portion of the assets of the. Bank occurs within the meaning of section 280G of the Code. If this section 17 applies, then if, for any taxable year, Mr. Strayton shall be liable for the payment of an excise tax under section 4999 of the Code, with respect to any payment in the nature of compensation made by the Bank to (or for the benefit of) Mr. Strayton, the Bank shall pay to Mr. Strayton an amount equal to X determined under the following formula:

                                       E x P
                       ------------------------------------
                X  =   1 - [(FI x (1 - SLI)) + SLI + E + M)

          where

            E = the rate at which the excise tax is assessed under section 4999 of the Code;

            P = the amount with respect to which such excise tax is assessed, determined without regard to this section 17;

           Fl = the highest marginal rate of income tax applicable to Mr. Strayton under the Code for the taxable year in question;

          SLI = the sum of the highest marginal rates of income tax applicable to Mr. Strayton under all applicable state and local laws for the taxable year in question; and

            M = the highest marginal rate of Medicare tax applicable to Mr. Strayton under the Code for the taxable year in question.

With respect to any payment in the nature of compensation that is made to (or for the benefit of) Mr. Strayton under the terms of this Agreement or otherwise and on which an excise tax under section 4999 of the Code will be assessed, the payment determined under this section 17(a) shall be made to Mr. Strayton on the earlier of (i) the date the Bank is required to withhold such tax, or (ii) the date the tax is required to be paid by Mr. Strayton.

          (b) Notwithstanding anything in this section 17 to the contrary, in the event that Mr. Strayton's liability for the excise tax under section 4999 of the Code for a taxable year is subsequently determined to be different than the amount determined by the formula (X + P) x E, where X, P and E have the meanings provided in section 17(a), Mr. Strayton or the Bank, as the case may be, shall pay to the other patty at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under section 17(a), when increased by the amount of the payment made to Mr. Strayton under this section 17(b) by the Bank, or when reduced by the amount of the payment made to the Bank under this section 17(b) by Mr. Strayton, equals the amount that, it is finally determined, should have properly been paid to Mr. Strayton under section 17(a). The interest paid under this section 17(b) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to Mr. Strayton under this section 17, Mr. Strayton shall furnish to the Bank a copy of each tax return which reflects a liability for an excise tax payment made by the Bank, at least twenty (20) days before the date on which such return is required to be filed with the Internal Revenue Service.

     Section 18. Severability.
                 ------------

          A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

     Section 19. Waiver.
                 ------

          Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     Section 20. Counterparts.
                 ------------

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

     Section 21. Governing Law.
                 -------------

          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of law principles, except to the extent governed by federal law in which case federal law shall govern.

     Section 22. Headings and Construction.
                 -------------------------

          The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

     Section 23. Arbitration.
                 -----------

          Any dispute or controversy arising out of, under, in connection with, or relating to this Agreement and any amendment hereof shall be submitted to binding arbitration before three arbitrators in Rockland County in accordance with the Commercial Arbitration Rules of the American Arbitration Association for expedited arbitration, and any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     Section 24. Entire Agreement; Modifications.
                 -------------------------------

          This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     Section 25. Compliance with Law.
                 -------------------

          Any payments made to Mr. Strayton pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. 1828(i) and any regulations promulgated thereunder.

          IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and Mr. Strayton has hereunto set his hand, all as of the day and year first above written.


                               /s/ George Strayton
                               -----------------------------------
                               GEORGE STRAYTON



                               PROVIDENT SAVINGS BANK, F.A.



                               By /s/ Gary Zeh
                                 ---------------------------------
                              Name:  Gary Zeh
                                   -------------------------------
                                    for the Board of Directors

ATTEST:


By /s/ Carol Benoist
  ------------------------
          Secretary
          [Seal]